UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014.

OROPLATA  RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188752	33-1227980
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Calle Gregorio de Lora #5
Puerto Plata, Dominican Republic
(Address of principal executive offices)

Telephone: (809) 970-2373
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On August 30, 2014, the sole director and officer of the Company, Hilario Santos Sosa, passed away.  On November 18, 2014, the shareholders in a Shareholders’ Resolution appointed Ruben Ricardo Vasquez as the sole director of the Company.   In a Director’s Consent Resolution date November 18, 2014, Mr. Vasquez was appointed Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer.

Ruben Ricardo Vasquez has  marketing and publicity degrees and an accounting degree.  Over the years he has obtained expertise in sales and marketing as well as international money markets.   He basically works as an accountant in Puerto Plata in the Dominican Republic and has taken courses in taxation .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2014.	OROPLATA RESOURCES INC.
/s/ Ruben Ricardo Vasquez
Ruben Ricardo Vasquez